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EXHIBIT 23.2            CONSENT OF KPMG LLP


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                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
New York Community Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 related to the Richmond County Financial Corp. ("RCF") 1998 Stock-Based Incentive Plan, Richmond County Financial Corp. Stock Compensation Plan, and as assumed by RCF the Bayonne Bancshares, Inc. 1995 Stock Option Plan and the South Jersey Financial Corporation, Inc. 2000 Stock Option Plan of New York Community Bancorp, Inc. of our report dated January 24, 2001, relating to our audit of the consolidated statements of condition of the New York Community Bancorp, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report and is incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of New York Community Bancorp, Inc. and subsidiary.



/s/ KPMG LLP

New York, New York
July 30, 2001